Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	EDOC ACQUISITION CORP.

G4000A128

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, ONE RIGHT AND ONE WARRANT

THIS CERTIFIES THAT_________________________________________________________________

is the owner of ___________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share, of Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”), one (1) right (“Right”) and one (1) warrant (the “Warrant”). Each holder of a Right is entitled to receive one tenth (1/10) of a Class A ordinary share upon the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (a “Business Combination”). Each Warrant entitles the holder to purchase one-half of one (1/2) of one Class A ordinary share for $11.50 per whole share (subject to adjustment) and may only be exercised for a whole number of Class A ordinary shares. Each Warrant will become exercisable commencing on the later of (a) one year from the date of the final prospectus relating to the Company’s initial public offering (the “Final Prospectus”) and (b) the Company’s completion of a Business Combination and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination (the “Expiration Date”). The Class A ordinary share, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the Final Prospectus, unless I-Bankers Securities, Inc., determines that an earlier date is acceptable, subject to certain conditions described in the Final Prospectus. The terms of the Rights are set forth in the Final Prospectus as well as a Rights Agreement, dated as of [●], 2020 between the Company and Continental Stock Transfer & Trust Company, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Rights are governed by a Rights Agreement, dated as of [●], 2020. The terms of the Warrants are governed by a Warrant Agreement, dated as of [●], 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Right holder or Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
SEAL
	Chief Executive Officer	2020	Chief Financial Officer

EDOC ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors and not as tenants in common Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ _______________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s Final Prospectus, the holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s required redemption upon failure to consummate a business combination or if the holder seeks to redeem its shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.